                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                        Vista Medical Technologies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                        VISTA MEDICAL TECHNOLOGIES, INC.
                          5451 AVENIDA ENCINAS, SUITE A
                               CARLSBAD, CA 92008

                                                                  April 28, 2000

To the Stockholders of
 VISTA MEDICAL TECHNOLOGIES, INC.

         You are cordially invited to attend the Annual Meeting of the Stockholders of Vista Medical Technologies, Inc., to be held on Friday, June 9, 2000 at 10:00 a.m. at the Hilton San Diego/Del Mar located at 15575 Jimmy Durante Boulevard, Del Mar, California.

         Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

         If you do not plan to attend the Annual Meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

         We look forward to seeing you at the Annual Meeting.

                                  Sincerely,



                                  John R. Lyon,
                                  PRESIDENT AND CHIEF EXECUTIVE OFFICER


                             YOUR VOTE IS IMPORTANT

         In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States).

                        VISTA MEDICAL TECHNOLOGIES, INC.
                          5451 AVENIDA ENCINAS, SUITE A
                           CARLSBAD, CALIFORNIA 92008

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 9, 2000


TO THE STOCKHOLDERS OF
  VISTA MEDICAL TECHNOLOGIES, INC.

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Vista Medical Technologies, Inc. (the "Company") will be held at the Hilton San Diego/Del Mar located at 15575 Jimmy Durante Boulevard, Del Mar, California on Friday, June 9, 2000 at 10:00 a.m. (the "Annual Meeting") for the following purposes, as more fully described in the Proxy Statement accompanying this
Notice:

                  1. To elect two Class II directors for a term of three years or until their successors are duly elected and qualified. The Board of Directors has nominated the following persons for election at the Annual Meeting: Olav B. Bergheim and Daniel J. Holland.

                  2. To approve an amendment to the Company's Employee Stock Purchase Plan, to increase the number of shares of the Company's common stock available for purchase from 200,000 to 400,000 shares.

                  3. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2000.

                  4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only stockholders of record at the close of business on April 14, 2000 are entitled to notice of and to vote at the Annual Meeting. The transfer books will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

         All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy will assist us in preparing for the Annual Meeting.

                             By Order of the Board of Directors



                             Robert J. De Vaere
                             CHIEF FINANCIAL OFFICER, VICE PRESIDENT OF FINANCE AND ADMINISTRATION AND SECRETARY

Carlsbad, California
April 28, 2000

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                        VISTA MEDICAL TECHNOLOGIES, INC.
                          5451 AVENIDA ENCINAS, SUITE A
                           CARLSBAD, CALIFORNIA 92008

                                 PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                                  JUNE 9, 2000


         The enclosed proxy ("Proxy") is solicited on behalf of the Board of Directors of Vista Medical Technologies, Inc., a Delaware corporation (the "Company" or "Vista"), for use at the annual meeting of stockholders to be held on June 9, 2000 (the "Annual Meeting"). The Annual Meeting will be held at 10:00 a.m. at the Hilton San Diego/Del Mar located at 15575 Jimmy Durante Boulevard, Del Mar, California. Stockholders of record on April 14, 2000 will be entitled to notice of and to vote at the Annual Meeting. These proxy solicitation materials were first mailed to stockholders on or about April 28, 2000.

         The mailing address of the principal executive office of the Company is 5451 Avenida Encinas, Suite A, Carlsbad, California 92008.

                             PURPOSE OF THE MEETING

         The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders ("Notice"). Each proposal is described in more detail in this Proxy Statement.

                         VOTING RIGHTS AND SOLICITATION

VOTING

         On April 14, 2000, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 19,506,486 shares of the Company's common stock, par value $.01 (the "Common Stock"), were issued and outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on April 14, 2000.

         All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

PROXIES

         If the enclosed Proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the Proxy does not specify how the shares represented thereby are to be voted, the Proxy will be voted FOR the election of the directors proposed by the Board unless the authority to vote for the election of such directors is withheld and, if no contrary instructions are given, the Proxy will be voted FOR the approval of Proposal 2 and Proposal 3 described in this Proxy Statement and the accompanying Notice. You may revoke or change your Proxy at any time before the Annual Meeting by filing with the Chief Financial Officer of the Company at the Company's principal executive offices at 5451 Avenida Encinas, Suite A, Carlsbad, California 92008, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

SOLICITATION

         The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The original solicitation of Proxies by mail may be supplemented by solicitation by telephone, telegram or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit Proxies other than by mail.



                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

GENERAL

         The Board of Directors of the Company is currently comprised of six members. The directors are divided into three classes with overlapping three-year terms. A director serves in office until his or her respective successor is duly elected and qualified unless the director resigns or by reason of death or other cause is unable to serve in the capacity of director. The vacancy is in the category of Class I directors whose terms expire at the 2002 annual meeting of stockholders.

NOMINEES FOR CLASS II DIRECTORS

         Two Class II directors are to be elected at the annual meeting for a three-year term ending in 2003. The Board of Directors has nominated Olav B. Bergheim and Daniel J. Holland for re-election as Class II directors. Unless otherwise instructed, the persons named in the enclosed proxy intend to vote proxies received by them for the re-election of Messrs. Bergheim and Holland. Vista Medical Technologies expects Messrs. Bergheim and Holland will accept such nomination. In the event that either Mr. Bergheim or Mr. Holland is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for a substitute nominee or nominees designated by the present Board of Directors. The term of office of the persons elected as directors will continue until such director's term expires in 2003 or until such director's successor has been elected and qualified.

VOTE REQUIRED

         Directors are elected by a plurality of votes cast. Votes withheld and broker non-votes are not counted toward a nominee's total.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES LISTED ABOVE.

NOMINEES

         The following table sets forth information regarding the nominees for Class II directors with terms expiring in 2003.


                                                   Year First                       Class
                                                    Elected                      Termination
                      Name                          Director         Age             Year            Position
---------------------------------------           -----------       -----       --------------     -----------
Olav B. Bergheim......................               1996            49             2003             Director

Daniel J. Holland (1)...............                 1995            64             2003             Director


 (1)   Member of Audit Committee.

BUSINESS EXPERIENCE OF NOMINEES FOR CLASS II DIRECTORS WITH TERMS ENDING UPON THE 2003 ANNUAL MEETING OF STOCKHOLDERS

         OLAV B. BERGHEIM. Mr. Bergheim has served as a Director of the Company since August 1996. Mr. Bergheim has been a Venture Partner of Domain Associates, L.L.C. since October 1995. From April to July 1995, Mr. Bergheim was Executive Vice-President of Coram Healthcare and from 1977 to 1995 served in various management capacities with Baxter Healthcare Corporation in Europe and the United States. From 1992 to 1995, Mr. Bergheim was President of Baxter's Cardiovascular Group. Mr. Bergheim is a director of Fusion Medical Technologies, Inc., Fore Flow Corporation, VenPro Corporation, Chimeric Therapies, Inc. and 3F Therapeutics, all privately-held companies. Mr. Bergheim graduated from the University of Oslo with a Masters degree in Industrial Pharmacy.

         DANIEL J. HOLLAND. Mr. Holland has served as a Director of the Company since July 1995. Mr. Holland is a General Partner of One Liberty Fund III, a venture capital fund organized in 1995. He served as President of Morgan, Holland Ventures Corporation until 1995 when he was appointed Senior Officer of One Liberty Ventures, Inc., formerly Morgan, Holland Ventures Corporation. He has also served as a Managing General Partner of Morgan, Holland Fund and Morgan, Holland Fund II since 1981 and 1988, respectively. Mr. Holland is a director of MatrixOne, Inc. and several privately-held companies. Mr. Holland holds a B.S. in mechanical engineering from The Massachusetts Institute of Technology and an MBA from Harvard Business School.

BUSINESS EXPERIENCE OF INCUMBENT CLASS III DIRECTORS WITH TERMS ENDING UPON THE 2001 ANNUAL MEETING OF STOCKHOLDERS

         JAMES C. BLAIR. Dr. Blair has served as Chairman of the Board and a Director of the Company since July 1995. Dr. Blair has been a Managing Member of Domain Associates, L.L.C., a venture capital management company, since 1985. From 1969 to 1985, Dr. Blair was an officer of three investment banking and venture capital firms. Dr. Blair is a director of Amylin Pharmaceuticals, Inc., Aurora Biosciences Corp., Dura Pharmaceuticals, Inc. and Trega Biosciences Inc., all biopharmaceutical companies. Dr. Blair is a graduate of Princeton University and holds a Ph.D. from the University of Pennsylvania.

         JOHN R. LYON. Mr. Lyon co-founded the Company in July 1993 and has served as President since July 1993, as Chief Executive Officer since December 1996 and as a director of the Company since July 1995. Prior to co-founding Vista Medical, Mr. Lyon served for three years with Cooper Companies, as President of the International Division within Cooper's Health Care Group from January 1991 through December 1992, and as President of CooperSurgical, a manufacturer and distributor of minimally invasive surgical products, from January 1992 through January 1993. Mr. Lyon also was employed by Kaiser Aerospace in a business development role from February 1993 until Vista Medical was founded in July 1993. Mr. Lyon holds a B.A. from the University of Durham, United Kingdom.

BUSINESS EXPERIENCE OF INCUMBENT CLASS I DIRECTORS WITH TERMS ENDING UPON THE 2002 ANNUAL MEETING OF STOCKHOLDERS

         NICHOLAS B. BINKLEY. Mr. Binkley has served as a Director of the Company since July 1995. In June 1993, Mr. Binkley was one of the founding principals of Forrest Binkley & Brown L.P., the managing general partner of SBIC Partners, L.P., a private equity investment fund licensed as a small business investment company by the U.S. Small Business Administration. From 1977, Mr. Binkley served in a variety of senior executive positions at Security Pacific Corporation, including Chairman and Chief Executive Officer of Security Pacific Financial Services System, Security Pacific's non-banking subsidiary, from 1981, and Vice Chairman of the Board of Directors of Security Pacific from 1991. In April 1992, Mr. Binkley became Vice Chairman of the Board of Directors of BankAmerica Corporation, following the merger of Security Pacific into BankAmerica, serving in such capacity until his resignation in May 1993. Mr. Binkley is a director of Golden State Vintners, Inc. and several privately - held companies. Mr. Binkley is a graduate of The Colorado College and holds a masters degree from Johns Hopkins School of Advanced International Studies.

         LARRY M. OSTERINK. Dr. Osterink has been a Director of the Company since July 1995. Dr. Osterink has been Executive Vice President of Clinicon Corporation since January 1998. From 1993 until 1998, Dr. Osterink served as President of Medical Optics Inc., a subsidiary of Kaiser Aerospace. From 1984 to 1992, Dr. Osterink was President of Kaiser Electro-Optics Inc. and from 1979 to 1984 he was General Manager of the Industrial Laser Division of SpectraPhysics Inc. Dr. Osterink graduated from Michigan State University and holds a Ph.D. in Electrical Engineering from Stanford University.

BOARD COMMITTEES AND MEETINGS

         The Board of Directors held twenty-one meetings during the fiscal year ended December 31, 1999 (the "1999 Fiscal Year"). The Board of Directors has an Audit Committee and a Compensation Committee. Five of the Company's six directors attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served during the 1999 Fiscal Year. Dr. Osterink participated in 71% of such meetings. The Compensation Committee held no meetings during the 1999 Fiscal Year and acted by unanimous written consent three times during the 1999 Fiscal Year. The Audit Committee did not meet during the 1999 Fiscal Year.

         The Company has a standing Compensation Committee currently composed of Dr. Blair and Mr. Binkley. The Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for executive officers and key employees of the Company, including salary and stock options. The Committee is also responsible for granting stock awards, stock options and stock appreciation rights and other awards to be made under the Company's existing incentive compensation plans. The Company also has a standing Audit Committee composed of Mr. Holland and Dr. Osterink. The Audit Committee assists in selecting the Company's independent auditors and in designating services to be performed by, and maintaining effective communication with, those auditors.

DIRECTOR COMPENSATION

         The Company reimburses its directors for all reasonable and necessary travel and other incidental expenses incurred in connection with their attendance at meetings of the Board. Under the Company's 1997 Stock Option/Issuance Plan, as amended (the "Plan"), which was adopted in February 1997 and amended in March and May 1997, beginning with the first Annual Meeting following the Company's initial public offering in July 1997, each non-employee director who is first elected to the Board will automatically receive an option to purchase 15,000 shares of Common Stock for the first year of the director's Board term and 5,000 shares of Common Stock for each additional year remaining on the director's Board term following the automatic option grant. Each director who is currently serving on the Board will receive an option to purchase 5,000 shares of Common Stock for each additional year for which he is elected as a director. Therefore, each of the nominees, if elected, will receive an option to purchase 5,000 shares of Common Stock for each additional year for which he is elected as a director. These options will have an exercise price equal to 100% of the fair market value of the Common Stock on the grant date. The grant of 15,000 shares will become exercisable in equal monthly installments over four years of Board service completed by the director following such grant, and the grants of 5,000 shares will become exercisable at the end of one year of Board service completed by the director following the date of grant.

         Under the Company's 1995 Stock Option Plan (the "Predecessor Plan"), each non-employee director received a fully vested option to purchase 4,500 shares of Common Stock in December 1996, and Mr. Lyon received an option to purchase 11,250 shares of Common Stock of the Company. The option grant to Mr. Lyon vests over five years, subject to acceleration upon a change of control. Fifty percent of the shares subject to Mr. Lyon's option will immediately vest in the event the Company is acquired by a merger or asset sale, unless the Company's repurchase rights with respect to those shares are transferred to the acquiring entity. The other 50% of the shares will immediately vest if Mr. Lyon is terminated without cause within two years of the merger or asset sale.


                                 PROPOSAL NO. 2

                    APPROVAL OF AN AMENDMENT TO THE COMPANY'S
                          EMPLOYEE STOCK PURCHASE PLAN

         The Company's stockholders are being asked to approve an amendment to the Company's 1997 Employee Stock Purchase Plan ( the "Purchase Plan") Plan which will increase the number of shares of Common Stock authorized for issuance over the term of the Purchase Plan by an additional 200,000 shares.

         The purpose of the share increase is to enure that the Company will continue to have a sufficient reserve of Common Stock available under the Purchase Plan to provide eligible employees of the Company with the opportunity to acquire a proprietary interest in the Company through participation in a payroll-deduction based employee stock Purchase Plan under Section 423 of the Internal Revenue Code.

         The Purchase Plan was originally adopted by the Board of Directors and approved by the stockholders in 1997. In March 2000, the Board approved the amendment to the Purchase Plan which is the subject of this proposal.

         The following is a summary of the principal features of the Purchase Plan, as amended. This summary does not, however, purport to be a complete description of all the provisions of the Purchase Plan. Any stockholder who wishes to obtain a copy of the actual plan document may do so by written request to the Corporate Secretary at the Company's principal executive offices in Carlsbad, California.

SHARE RESERVE AND PLAN ADMINISTRATION

         400,000 shares of common stock have been reserved for issuance over the 10-year term of the Purchase Plan, including the 200,000-share increase for which stockholder approval is sought under this proposal. As of March 31, 2000, 144,369 shares of Common Stock had been issued under the Purchase Plan, and 255,631 shares will be available for future issuance, assuming stockholder approval of the 200,000-share increase which is the subject of this proposal. Without such increase, 55,631 shares would be available for future issuance.

         Should any change be made to the outstanding common stock by reason of any stock dividend, stock split, combination of shares or other similar change affecting the outstanding common stock as a class without the Company's receipt of consideration, appropriate adjustments will be made to

                  - the class and maximum number of securities issuable over the term of the Purchase Plan,

                  - the class and maximum number of securities purchasable per participant during any one offering period and

                  - the class and number of securities and the price per share in effect under each outstanding purchase right.

Such adjustments are designed to preclude the dilution or enlargement of rights and benefits under the Purchase Plan.

         The Purchase Plan is administered by the Compensation Committee of the Board of Directors. The committee as plan administrator has full authority to administer the Purchase Plan, including the authority to interpret and construe any provision of the Purchase Plan.

ELIGIBILITY

         Any individual who is employed by the Company on a regularly-scheduled basis of more than 20 hours per week and more than five months per calendar year is eligible to participate in the Purchase Plan. An eligible employee may join an offering period on any subsequent semi-annual entry date within that offering period on which he or she is an eligible employee.

         As of March 31, 2000, approximately 27 employees (including 4 officers of the Company) were eligible to participate in the Purchase Plan.

PLAN OPERATION

         Shares of common stock will be made available to participants through a series of two-year offering periods. Each participant will be granted a separate purchase right for each offering period in which he or she participates. The purchase right will be granted on the first day of the offering period and will be automatically exercised in semi-annual installments on the last business day of March and September during the offering period.

         Each participant may, through authorized payroll deductions, contribute up to 10% of his or her base salary (in 1% multiples) during each offering period. However, no participant may purchase more than $25,000 worth of common stock (based upon the fair market value of the common stock at the time the offering period begins) per calendar year.

         The purchase price on each semi-annual purchase date will be equal to the lower of

                  - 85% of the fair market value per share of common stock on the participant's entry date into the offering period or

                  - 85% of the fair market value per share of common stock on the semi-annual purchase date.

However, in no event will the fair market value in the first clause be less than the fair market value per share of common stock on the start date of such offering period.

         The fair market value of the common stock on any relevant date will be deemed to be equal to the closing selling price per share on such date as reported on the Nasdaq SmallCap Market. As of March 31, 2000, the fair market value per share of common stock determined on such basis was $0.938.

         No participant will have any stockholder rights with respect to the shares covered by his or her outstanding purchase right until the shares are actually purchased on his or her behalf. No purchase right will be assignable or transferable except by will or by the laws of descent and distribution following the participant's death. Accordingly, during the participant's lifetime, the purchase right will be exercisable only by the participant.

         The purchase right of a participant will terminate upon his or her cessation of employee status, and any payroll deductions collected from such individual during the purchase interval in which such termination occurs will, at such participant's election, either

                  -        be refunded to the participant or

                  - held for the purchase of shares on the next semi-annual purchase date.

CHANGE IN OWNERSHIP

         In the event the Company is acquired by merger or asset sale, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such acquisition. The purchase price will be equal to 85% of the lower of

                  - the fair market value per share of common stock on the participant's entry date into the offering period in which such acquisition occurs or

                  - the fair market value per share of common stock immediately prior to the effective date of such acquisition, but in no event will the fair market value on the participant's entry date be less than the fair market value per share of common stock on the start date of the offering period in which such acquisition occurs.

AMENDMENT AND TERMINATION

         The Purchase Plan will terminate upon the earlier of

                  -        the last business day in March 2007 or

                  - the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights.

         However, the Company has specifically reserved the right, exercisable in the sole discretion of the Plan Administrator, to terminate all outstanding purchase rights under the Purchase Plan immediately following any semi-annual purchase date. If such right is exercised by the Company, then the Purchase Plan will terminate in its entirety, and no further purchase rights will be granted or exercised thereunder.

         The Board may amend or modify the provisions of the Purchase Plan at any time. However, the Board may not, without stockholder approval,

                  - increase the number of shares issuable under the Purchase Plan or the maximum number of shares which any one participant may purchase during a single offering period,

                  - alter the purchase price formula so as to reduce the purchase price, or

                  - materially increase the benefits accruing to participants.

FEDERAL TAX CONSEQUENCES

         The Purchase Plan is intended to be an employee stock Purchase Plan within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan or in the event the participant should die while still owning the purchased shares.

         If the participant sells or otherwise disposes of the purchased shares within two years after his or her entry date into the offering period in which such shares were acquired or within one year after the semi-annual purchase date on which those shares were actually acquired, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess.

         If the participant sells or disposes of the purchased shares more than two years after his or her entry date into the offering period in which the shares were acquired and more than one year after the semi-annual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lower of

                  - the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or

                  - 15% of the fair market value of the shares on the participant's entry date into that offering period. Any additional gain upon the disposition will be taxed as a long-term capital gain.

The Company will not be entitled to an income tax deduction with respect to such disposition.

         If the participant still owns the purchased shares at the time of death, his or her estate will recognize ordinary income in the year of death equal to the lower of

                  - the amount by which the fair market value of the shares on the date of death exceeds the purchase price or

                  - 15% of the fair market value of the shares on his or her entry date into the offering period in which those shares were acquired.

ACCOUNTING TREATMENT

         The issuance of common stock under the Purchase Plan will not result in a direct compensation expense chargeable against the Company's reported earnings. However, the Company must disclose, in pro-forma statements to the Company's financial statements, the impact the purchase rights granted under the Purchase Plan would have upon the Company's reported earnings were the value of those purchase rights treated as compensation expense.

STOCK ISSUANCES

         The table below shows, as to the Named Executive Officers and as to the various indicated groups, the number of shares of Common Stock and the weighted average purchase price per share, with respect to transactions under the Purchase Plan effected during the period from January 1, 1999 to March 31, 2000.

         Non-employee directors are not eligible to participate in the Purchase Plan.


                                                                                                 Weighted Average
                                                                                Shares (#)        Purchase Price
                                                                                ----------        --------------
John R. Lyon...........................................................           18,246               $0.66
President, Chief Executive Officer and Director
Koichiro Hori..........................................................              -0-                 -0-
Senior Vice President, Advanced Technology
Allen Newman...........................................................            7,034               $0.66
Senior Vice President
Robert J. De Vaere.....................................................            6,121               $0.66
Chief Financial Officer, Vice President of Finance
and Administration and Secretary
All current executive officers as a group (4 persons)..................           31,404               $0.66
All employees who are not executive officers...........................           60,444               $0.82


NEW PURCHASE PLAN BENEFITS

         No shares of Common Stock have been issued under the Purchase Plan on the basis of the 200,000-share increase for which stockholder approval is sought under this Proposal.

STOCKHOLDER APPROVAL

         The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the annual meeting is required for approval of the 200,000-share increase to the Purchase Plan. Should such stockholder approval not be obtained, then the 200,000-share increase will not be implemented, any payroll deductions collected in connection with such purchase rights will be refunded to the employees, and the Purchase Plan will terminate once the existing share reserve as previously approved by the stockholders has been issued.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THIS PROPOSAL.

                                 PROPOSAL NO. 3

                      RATIFICATION OF INDEPENDENT AUDITORS

         The Board of Directors has appointed the firm of Ernst & Young LLP, independent public auditors for the Company during the 1999 Fiscal Year, to serve in the same capacity for the year ending December 31, 2000, and is asking the stockholders to ratify this appointment.

VOTE REQUIRED

         The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of Ernst & Young LLP. In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.

         A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                             OWNERSHIP OF SECURITIES

         The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of January 31, 2000, by (i) all persons who are beneficial owners of five percent (5%) or more of the Company's Common Stock, (ii) each director and nominee for director, (iii) the executive officers named in the Summary Compensation Table of the Executive Compensation and Related Information section of this Proxy Statement and (iv) all current directors and executive officers as a group.


                                                     Number of                   Percentage
 Name and Address of Beneficial Owner (1)            Shares (1)             Beneficially Owned(2)
 ----------------------------------------            ----------             ---------------------
 Funds advised by Domain Associates (3)              1,873,320                  13.6%
 One Palmer Square
 Princeton, NJ 08542

 SBIC Partners, L.P.                                 1,633,625                  11.8%
 201 Main Street, Suite 2302
 Fort Worth, TX 76102

 Medtronic Asset Management, Inc.                    1,600,000                  11.6%
 7000 central Avenue NE
 Minneapolis, MN 55432

 Foster City Partners                                1,551,944                  11.2%
 950 Tower Lane, Suite 800
 Foster City, CA 94404

 Biotechnology Investments Limited (B.I.L.)            926,736                   6.7%
 Post Office Box 58
 St. Julian's Court
 St. Peter Port
 Guernsey, Channel Islands

 One Liberty Fund III, L.P.                            646,915                   4.7%
 1 Liberty Square, 2nd Floor
 Boston, MA 02109

 James C. Blair (4)                                  1,878,320                  13.6%

 John R. Lyon (5)                                      446,058                   3.2%

 Olav B. Bergheim (6)                                   24,500                      *

 Nicholas B. Binkley (7)                             1,644,125                  11.9%

 Daniel J. Holland (8)                                 672,415                   4.9%

 Larry Osterink (9)                                    144,500                   1.0%

 Koichiro Hori (10)                                    264,406                   1.9%

 Allen Newman (11)                                     224,733                   1.6%

 Robert J. De Vaere (12)                                85,478                      *

 All directors and executive officers as a           5,364,535                  37.5%
 group (9 persons) (13)


 *    Less than 1%

(1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable. Share ownership in each case includes shares issuable upon exercise of certain outstanding options as described in the footnotes below. The address for those individuals for which an address is not otherwise indicated is: 5451 Avenida Encinas, Suite A, Carlsbad, California 92008.

(2)      Percentage of ownership is calculated pursuant to Commission Rule
         13d-3(d)(1).

(3) Includes 1,767,787 shares beneficially owned by Domain Partners III, L.P., 24,161 shares beneficially owned by Domain Partners, II L.P., 61,872 shares beneficially owned by DP III Associates, L.P. and 19,500 shares beneficially owned by Domain Associates L.L.C. Dr. Blair is a general partner of One Palmer Square Associates, II, L.P., which is the general partner of Domain Partners II, L.P., and he is also a general partner of One Palmer Square Associates, III, L.P., the general partner of Domain Partners III, L.P. and DP III Associates. Dr. Blair has an indirect beneficial ownership of these shares. Dr. Blair is a managing member of Domain Associates L.L.C. Excludes 926,736 shares beneficially owned by BIL. Pursuant to a contractual agreement, Domain Associates L.L.C. is the U.S. venture capital advisor to BIL. Domain Associates L.L.C. has neither voting nor investment power over BIL and Dr. Blair and Domain Associates L.L.C. disclaim beneficial ownership of the BIL shares.

(4) Includes 5,000 shares issuable upon exercise of options exercisable within 60 days of January 31, 2000. Also includes 1,767,787 shares beneficially owned by Domain Partners III, L.P., 24,161 shares beneficially owned by Domain Partners, II L.P., 61,872 shares beneficially owned by DP III Associates, L.P. and 19,500 shares beneficially owned by Domain Associates L.L.C. Dr. Blair is a general partner of One Palmer Square Associates, II, L.P., which is the general partner of Domain Partners II, L.P., and he is also a general partner of One Palmer Square Associates, III, L.P., the general partner of Domain Partners III, L.P. and DP III Associates. Dr. Blair has an indirect beneficial ownership of these shares. Dr. Blair is a managing member of Domain Associates L.L.C. Excludes 926,736 shares beneficially owned by BIL. Pursuant to a contractual agreement, Domain Associates L.L.C. is the U.S. venture capital advisor to BIL. Domain Associates L.L.C. has neither voting nor investment power over BIL and Dr. Blair and Domain Associates L.L.C. disclaim beneficial ownership of the BIL shares.

(5) Includes 265,000 shares issuable upon exercise of options exercisable within 60 days of January 31, 2000.

(6) Includes 5,000 shares issuable upon exercise of options exercisable within 60 days of January 31, 2000. Mr. Bergheim is employed by Domain Associates as a Venture Partner. Mr. Bergheim has no beneficial ownership of any of the shares owned by funds advised by Domain Associates.

(7) Includes 6,500 shares issuable upon exercise of options exercisable within 60 days of January 31, 2000. Also includes 4,000 shares beneficially owned by The Binkley Family Trust, of which Mr. Binkley is a trustee, and 1,633,625 shares beneficially owned by SBIC Partners, L.P., a Texas limited partnership ("SBIC Partners"). SBIC Partners is the beneficial owner of all shares of the Company's Common Stock registered in its name. Forrest Binkley & Brown L.P., a Texas limited partnership ("FBB"), is the managing general partner of SBIC Partners, and Forrest Binkley & Brown Venture Co., a Texas corporation ("Venture Co."), is the sole general partner of FBB. Mr. Binkley is a limited partner of FBB, and is an executive officer, director and shareholder of Venture Co. Mr. Binkley disclaims beneficial ownership with respect to all shares of Common Stock owned by SBIC Partners, except to the extent of his pecuniary interest therein.

(8) Includes 1,000 shares owned by Mr. Holland and 24,500 shares issuable upon exercise of options exercisable within 60 days of January 31, 2000. Also includes 646,915 shares beneficially owned by One Liberty Fund III, L.P. Mr. Holland is a general partner of One Liberty Partners III, L.P., which is a general partner of One Liberty Fund III, L.P. Mr. Holland disclaims beneficial ownership with respect to all shares of Common Stock owned by One Liberty Fund III, L.P.

(9) Includes 24,500 shares issuable upon exercise of options exercisable within 60 days of January 31, 2000.

(10) Includes 11,000 shares issuable upon exercise of options exercisable within 60 days of January 31, 2000.

(11) Includes 145,000 shares issuable upon exercise of options exercisable within 60 days of January 31, 2000.

(12) Includes 20,979 shares issuable upon exercise of options exercisable within 60 days of January 31, 2000.

(13) Includes 507,479 shares issuable upon exercise of options exercisable within 60 days of January 31, 2000. See also footnotes 3, 4, 7 and 8.

                      EXECUTIVE OFFICERS AND KEY EMPLOYEES

         The executive officers and key employees of the Company as of January 31, 2000, are as follows:


            Name                         Age                  Position
----------------------------------      -----                 ----------------------------------
John R. Lyon......................       53                   President, Chief Executive Officer
                                                              and Director

John (Jed) Kennedy  ..............       42                   Vice President and General Manager,
                                                              Westborough Operations

Allen Newman .....................       49                   Senior Vice President

Robert J. De Vaere ...............       42                   Chief Financial Officer, Vice
                                                              President of Finance and
                                                              Administration and Secretary


         JOHN R. LYON. Mr. Lyon is an incumbent Class III director of the Company. See "Election of Directors" for a discussion of Mr. Lyon's business experience.

         JED KENNEDY. Mr. Kennedy joined Vista Medical in January 1997 as Vice President of Research and Development until being appointed Vice President/General Manager of Westborough Operations in January 2000. Prior to joining Vista Mr. Kennedy held various positions in Manufacturing, Quality Engineering and Product Development at Smith & Nephew Endoscopy from 1984 through January 1997. From 1996 through January 1997 he was the Group Director of Product Development responsible for managing all Divisional Product Development activities. From 1993 through 1996, Mr. Kennedy was Director, Research and Development responsible for the management of four technology product development groups. Prior to 1984, he held various engineering positions at Honeywell's Electro-Optics and Avionics divisions. Mr. Kennedy received a BS Manufacturing Engineering from Boston University in 1979.

         ALLEN NEWMAN. Mr. Newman joined Vista Medical in June 1994 and served as the Company's Vice President, Business Development until being appointed Vice President and General Manager of Head, Neck & Spine Microsurgery in December 1996. He was appointed Senior Vice President in January 2000. Prior to joining the Company, Mr. Newman served as president of Newman Medical, a medical consultancy, from October 1992 through June 1994. Previously, he served as Vice President of Business Development at Birtcher Medical Systems from March through October 1992 and in various sales and management positions at Karl Storz Endoscopy America from 1982 through February 1992, serving as Vice President, Sales and Marketing from 1989. Mr. Newman holds a B.A. from California State University (Sonoma) and graduated from the Medical Marketing Program of the John
E. Anderson Graduate School of Business at the University of California, Los Angeles.

         ROBERT J. DE VAERE. Mr. De Vaere has served as Chief Financial Officer since December 1996 and as Vice President of Finance and Administration for the Company since January 1996. From January 1991 until joining Vista Medical, Mr. De Vaere served in various financial roles at several of Kaiser Aerospace's business units, most recently as Director of Finance and Business Management at Kaiser Electro-Optics. Mr. De Vaere holds a B.S. from the University of California, Los Angeles.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table provides certain summary information concerning the compensation earned, by the Company's Chief Executive Officer and each of the three other most highly compensated executive officers of the Company, for services rendered in all capacities to the Company for the fiscal years ended December 31, 1997, 1998 and 1999. No executive officers who would have otherwise been included in such table on the basis of salary and bonus earned for the 1999 fiscal year has been excluded by reason of his or her termination of employment or change in executive status during that year. The listed individuals shall be hereinafter referred to as the "Named Executive Officers".


                                           SUMMARY COMPENSATION TABLE(1)


                                                           Annual Compensation           Long-Term Compensation Awards
                                                       -------------------------     ----------------------------------------
                                                                                         Securities
                                                                                         Underlying            All Other
Name and Principal Position                  Year       Salary (2)       Bonus        Options/SARS (#)       Compensation
                                            ------     ------------    ----------    ------------------    ------------------
John R. Lyon...............................  1997      $ 164,423        $50,000                20,000             --
President, Chief Executive Officer and       1998        206,346             --                20,000             --
Director                                     1999        199,451             --                50,000             --

Koichiro Hori..............................  1997        130,000         25,000                10,000             --
Senior Vice President,                       1998        142,500             --                10,000             --
Advanced Technology                          1999        141,322             --                    --             --

Allen Newman.............................    1997        139,616         35,000                10,000             --
Senior Vice President                        1998        155,385          2,500                10,000             --
                                             1999        153,726             --                30,000             --

Robert J. De Vaere........................   1997        117,654         30,000                16,250             --
Chief Financial Officer, Vice                1998        134,808          2,500                22,000             --
President of Finance and Administration      1999        133,639             --                30,000             --
and Secretary


(1) Pursuant to Instruction to Item 402(b) of Regulation S-K promulgated by the Securities and Exchange Commission (the "Commission"), information with respect to fiscal years prior to1996 has not been included as the Company was not a reporting company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the information has not been previously reported to the Commission in response to a filing requirement.

(2)      Includes amounts deferred pursuant to the Company's 401(k) Plan.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

         The following table sets forth information concerning stock option grants made to each of the Named Executive Officers for the 1999 Fiscal Year. The Company granted no stock appreciation rights ("SARs") to Named Executive Officers during 1999.


                                         OPTION GRANTS IN LAST FISCAL YEAR


                                                                                                 Potential Realizable
                                                                                                   Value at Assumed
                                                                                                   Annual Rates of
                                                                                                     Stock Price
                                                                                                   Appreciation for
                             Individual Grants                                                     Option Term (2)
                             -----------------------------------------------------------     ---------------------------


                               Number of      % of Total
                              Securities        Options
                              Underlying      Granted to      Exercise
                                Options      Employees in     Price Per      Expiration
Name                            Granted       Fiscal Year     Share (1)         Date             5%             10%
-------                      -------------- ---------------- -----------   -------------     ----------     -----------
John R. Lyon..........           50,000             10.8%       $ 0.63        09/98/2009       $ 19,810        $ 50,203

Koichiro Hori.........               --               --            --                --             --              --

Allen Newman..........           30,000              6.5          0.63        09/28/2009         11,886          30,122

Robert J. De Vaere....           30,000              6.5          0.63        09/28/2009         11,886          30,122



(1) The exercise price per share of options granted represented the fair market value of the underlying shares of Common Stock on the dates the respective options were granted as determined by the Board in accordance with certain provisions of the 1997 Stock Option/Stock Issuance Plan based on the closing selling price per share of a share of Common Stock on the date in question as reported by the Nasdaq National Market.

(2) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Commission. The price used for computing this appreciation is the exercise price of the options. There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% or 10% levels or at any other defined level.

OPTION EXERCISES AND HOLDINGS

         The following table provides information concerning option exercises during 1999 by the Named Executive Officers and the value of unexercised options held by each of the Named Executive Officers as of December 31, 1999. No SARs were exercised during 1999 or outstanding as of December 31, 1999.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES


                                                                 Number of Securities               Value of Unexercised
                                                                Underlying Unexercised              In-The-Money Options
                               Shares                        Options at December 31, 1999         At December 31, 1999 (3)
                             Acquired on       Value      ---------------------------------   -------------------------------
Name                        Exercise (#)   Realized (1)   Exercisable (2)     Unexercisable   Exercisable (2)   Unexercisable
-------                     -------------  ------------   ---------------     -------------   ---------------   -------------
John R. Lyon..........                 --            --           260,500        75,500          $100,943         $         0

Koichiro Hori.........             48,750       $23,888            11,000             0             2,150                   0

Allen Newman..........                 --            --           142,500        42,500            54,825                   0

Robert J. De Vaere....                 --            --            17,567        54,433                 0                   0


(1) "Value realized" is calculated on the basis of the fair market value of the Common Stock on the date of exercise minus the exercise price and does not necessarily indicate that the optionee sold such stock.

(2) The options are immediately exercisable; however, any shares purchased upon exercise may be subject to rights of repurchase on the part of the Company which lapse at various times over the next five years.

(3) "Value" is defined as fair market price of the Common Stock at fiscal year-end ($0.63) less exercise price.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Company's Board of Directors currently consists of Dr. Blair and Mr. Binkley. Neither of these individuals was an officer or employee of the Company at any time during the 1999 Fiscal Year or at any other time. Mr. Lyon, the Company's President and Chief Executive Officer, participated in the deliberations of the Compensation Committee regarding executive compensation that occurred during 1999, but did not take part in the deliberations regarding his own compensation.

         No current executive officer of the Company has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

EMPLOYMENT ARRANGEMENTS AND CHANGE IN CONTROL AGREEMENTS

         Pursuant to an agreement entered into on December 28, 1998, the Company has agreed to continue to pay Mr. Lyon his salary, and to continue to provide certain health care benefits, for a period of twelve (12) months in the event of his involuntary termination following a change in control of the Company.

         Pursuant to agreements entered into on December 28, 1998, the Company has agreed to continue to pay Messrs. Hori, Newman and De Vaere their salaries, and to continue to provide certain health care benefits, for a period of nine
(9) months in the event of their involuntary termination following a change in control of the Company.

         Fifty percent of certain unvested shares subject to options outstanding to the Company's executive officers will immediately vest if the Company is acquired by a merger or asset sale, unless the Company's repurchase rights with respect to those shares are transferred to the acquiring entity. The other 50% of these shares vest if the employee is terminated without cause within two years of the merger or asset sale.

         NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THE COMPANY'S PREVIOUS FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES AND EXCHANGES ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"), THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH ON PAGE 16 SHALL NOT BE INCORPORATED INTO ANY SUCH FILINGS.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         It is the duty of the Compensation Committee to review and determine the salaries and bonuses of executive officers of the Company, including the Chief Executive Officer, and to establish the general compensation policies for such individuals. The Compensation Committee also has the sole and exclusive authority to make discretionary option grants to the Company's executive officers under the Company's 1997 Stock Option/Stock Issuance Plan.

         The Compensation Committee believes that the compensation programs for the Company's executive officers should reflect the Company's performance and the value created for the Company's stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual contribution to the Company's success. The Company is engaged in a very competitive industry, and the Company's success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

         GENERAL COMPENSATION POLICY. The Compensation Committee's policy is to provide the Company's executive officers with compensation opportunities which are based upon their personal performance, the financial performance of the Company and their contribution to that performance and which are competitive enough to attract and retain highly skilled individuals. Each executive officer's compensation package is comprised of three elements: (i) base salary that is competitive with the market and reflects individual performance; (ii) annual variable performance awards payable in cash and tied to the Company's achievement of performance goals and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company's stockholders.

         FACTORS. The principal factors that were taken into account in establishing each executive officer's compensation package for the 1999 fiscal year are described below. However, the Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

         BASE SALARY. In setting base salaries, the Compensation Committee reviewed published compensation survey data for its industry. The Committee also identified a group of companies for comparative compensation purposes for which it reviewed detailed compensation data incorporated into their proxy statements. The base salary for each officer reflects the salary levels for comparable positions in the published surveys and the comparative group of companies, as well as the individual's personal performance and internal alignment considerations. Each executive officer's base salary is adjusted each year on the basis of (i) the Compensation Committee's evaluation of the officer's personal performance for the year and (ii) the competitive marketplace for persons in comparable positions. The Company's performance and profitability may also be a factor in determining the base salaries of executive officers.

         ANNUAL INCENTIVES. Annual incentives in the form of cash bonuses are awarded by the Compensation Committee based upon its evaluation of the performance of each executive officer and the achievement of the Company's performance goals during the year which included revenue growth, operating income, earnings per share and product commercialization. In 1999, there were no annual incentive compensation awards made to the Named Executive Officers.

         LONG TERM INCENTIVES. Generally, stock option grants are made annually by the Compensation Committee to each of the Company's executive officers. Each grant is designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years). Each option becomes exercisable in a series of installments over a five-year period, contingent upon the officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains employed by the Company during the vesting period, and then only if the market price of the shares appreciates over the option term.

         The size of the option grant to each executive officer, including the Chief Executive Officer, is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, the individual's personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. The relevant weight given to each of these factors varies from individual to individual. The Compensation Committee has established certain guidelines with respect to the option grants made to the executive officers, but has the flexibility to make adjustments to those guidelines at its discretion.

         CEO COMPENSATION. In setting the total compensation payable to Mr. Lyon, the Company's President and CEO for the 1999 fiscal year, the Compensation Committee sought to make that compensation competitive with the compensation paid to the chief executive officers of the companies in the surveyed group, while at the same time assuring that a significant percentage of compensation was tied to Company performance and achievement of its goals.

         The Compensation Committee did not adjust Mr. Lyon's base salary for the 1999 fiscal year over the 1998 fiscal year level and Mr. Lyon did not receive an incentive bonus during 1999.

         The Compensation Committee awarded a stock option grant to Mr. Lyon in fiscal 1999 in order to provide him with an equity incentive to continue contributing to the financial success of the Company. The option will have value for Mr. Lyon only if the market price of the underlying option shares appreciates over the market price in effect on the date the grant was made.

         COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m). The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code adopted under the Federal Revenue Reconciliation Act of 1993. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Executive Officers, unless compensation is performance based. Since the targeted cash compensation of each of the named executive officers is well below the $1 million threshold and the Committee believes that any options granted under the Company's stock option plan will meet the requirement of being performance based under the transition provisions provided in the regulations under Section 162(m), the Committee believes that Section 162(m) will not reduce the tax deduction available to the Company. The Company's policy is to qualify to the extent reasonable its executive officers' compensation for deductibility under applicable tax laws.

         It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company's performance and the interests of the Company's stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

         Submitted by the Compensation Committee of the Company's Board of Directors.

STOCK PERFORMANCE GRAPH

         The graph depicted below shows a comparison of cumulative total stockholder returns for the Company, the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Stock Market - U.S. Index") and the Hambrecht and Quist Healthcare - Excluding Biotech Index (the "H&Q Healthcare - Excluding Biotech Index"). The graph covers the period from July 2, 1997, the commencement date of the Company's initial public offering of shares of its Common Stock, to December 31, 1999. The total return for the Company's Common Stock and each index assumes that $100 was invested on July 2, 1997 and that all dividends were reinvested, although dividends have not been declared on the Company's Common Stock. The stockholder return shown on the graph below is not necessarily indicative of future performance and the Company will not make or endorse any predictions as to future stockholder returns.


                                                                  Nasdaq Stock Market             H&Q Healthcare
  Date                            Vista Medical                     - U.S. Index            -Excluding Biotech Index
  -----                         ----------------              --------------------------    ------------------------
July 2, 1997                        100.00                            100.00                         100.00
July 1997                           100.00                            109.56                         102.67
August 1997                         112.50                            109.40                          97.53
September 1997                      165.28                            115.88                         102.00
October 1997                        138.89                            109.84                          96.95
November 1997                       101.39                            110.43                          98.76
December 1997                       137.50                            108.52                         101.98
January 1998                        111.11                            111.96                         102.18
February 1998                       115.28                            122.49                         111.63
March 1998                          123.61                            127.01                         115.96
April 1998                          106.94                            129.15                         119.62
May 1998                             59.72                            121.98                         114.89
June 1998                            56.25                            130.50                         118.15
July 1998                            37.50                            128.97                         115.97
August 1998                          23.61                            103.48                          96.43
September 1998                       29.86                            117.84                         104.29
October 1998                         26.39                            122.93                         109.85
November 1998                        27.78                            135.37                         116.55
December 1998                        32.64                            152.93                         123.91
January 1999                         33.33                            175.16                         118.53
February 1999                        29.17                            159.46                         115.16
March 1999                           22.22                            171.06                         118.06
April 1999                           18.75                            175.87                         118.22
May 1999                             18.06                            171.82                         117.63
June 1999                            17.36                            187.16                         121.15
July 1999                            11.11                            184.44                         118.38
August 1999                           6.25                            191.74                         116.00
September 1999                        6.94                            191.43                         104.65
October 1999                          7.64                            205.34                         102.76
November 1999                         4.86                            227.25                         108.44
December 1999                         6.94                            276.28                         108.26


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In March 2000, we agreed with Medtronic to terminate the sales agreement with Medtronic. Under the terms of this termination agreement, and a related transition agreement, we will retain the responsibility to service our Series 8000 systems previously borne by Medtronic; otherwise we and Medtronic mutually agreed to release each other from any future obligations or claims. We also agreed to pay Medtronic up to approximately $800,000 relating to reimbursable sales and marketing expenses. Any payments made by us under the termination or transaction agreements will be made pursuant to a sales transition plan, whereby Medtronic will provide us with sales leads, introduce our sales representatives to current and potential Vista customers and assist our sales representatives in the sales process. For each purchase order received by us a result of the sales transition plan, we have agreed to grant Medtronic shares of our Common Stock equal in value to the gross margin on such sales, to a maximum aggregate share value of $1,000,000. This sales transition plan will be in force for a period of six months, after which our obligation to pay any amount to Medtronic under the termination or transition agreements will be released, regardless of the value of any payments of our Common Stock made up to such a date. Furthermore, in connection with entering into the original agreement with Medtonic, Medtronic purchased 2,000,000 shares of our Series C Preferred Stock for $10.0 million. These shares were automatically converted in 1,500,000 shares of our common stock at our initial public offering of our common stock in July 1997. As an additional condition of the termination agreement, Medtronic has agreed that it will not sell any of our common stock in an open market transaction for a price of less than $1.75 per share, until at least December 31, 2000.

         On April 7, 2000, we entered into a Securities Purchase Agreement (the "Purchase Agreement") with the State of Wisconsin Investment Board, Domain Partners III, L.P. and SBIC Partners, L.P. (colletively, the "Investors"). Under the terms of the Purchase Agreement, the Investors purchased an aggregate of 5,654,411 shares of our common stock (the "Shares") at a per share purchase price of $0.85 per share (the "Purchase Price"). We had previously registered the Shares under the Securities Act of 1933, as amended, on Form S-1 (registration number 333-86651).

         As of April 7, 2000, after giving effect to the sale of the Shares, the State of Wisconsin Investment Board beneficially owns 19.37%, Domain Partners III, L.L.P. beneficially owns 21.66% and SBIC Partners, L.P. beneficially owns 9.28% of our outstanding common stock. Percentage of ownership is calculated under the Securities and Exchange Commission's Rule 13d-3(d) (1).

         Under the Purchase Agreement, the Purchase Price may be adjusted if we sell any shares of our common stock in an original issuance transaction within the ninety-day period commencing on April 7, 2000, for a per share price less than the Purchase Price. However, the adjustment will not occur if we issue shares in connection with the exercise of warrants, stock options or repurchases of capital stock by us.

         As a condition to selling the Shares to the Investors , our Board of Directors adopted an amendment to our Bylaws which restricts our ability, in the absence of stockholder approval, to adjust the exercise price of previously granted stock options and our ability to grant stock options to officers at an exercise price which is below the then current market value of our common stock. In addition, the Purchase Agreement contains provisions pursuant to which we agreed to indemnify the Investors against any losses they may incur as a result of any breach or alleged breach or other violation of any representation, warranty covenant or undertaking by us a contained in the Purchase Agreement. Our indemnity obligation is intended to survive until the second anniversary of the closing of the sale of Shares.

         All of the Company's officers are employed by the Company at will.

         The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. The Company expects that all future transactions between the Company and its officers, directors and principal stockholders and their affiliates will be approved in accordance with the Delaware General Corporation Law by a majority of the Board, as well as by a majority of the independent and disinterested directors of the Board, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

         The Company's Second Restated Certificate of Incorporation eliminates, subject to certain exceptions, directors' personal liability to the Company or its stockholders for monetary damages for breaches of fiduciary duties. The Second Restated Certificate of Incorporation does not, however, eliminate or limit the personal liability of a director for (i) any breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law or (iv) any transaction from which the director derived an improper personal benefit.

         The Company's Restated Bylaws provide that the Company shall indemnify its directors and executive officers to the fullest extent permitted under the Delaware General Corporation Law and may indemnify its other officers, employees and other agents as set forth in the Delaware General Corporation Law. In addition, the Company has entered into indemnification agreements with its directors and officers. The indemnification agreements contain provisions that require the Company, among other things, to indemnify its directors and executive officers against certain liabilities (other than liabilities arising from intentional or knowing and culpable violations of law) that may arise by reason of their status or service as directors or executive officers of the Company or other entities to which they provide service at the request of the Company and to advance expenses they may incur as a result of any proceeding against them as to which they could be indemnified. The Company believes that these provisions and agreements are necessary to attract and retain qualified directors and officers. The Company has obtained an insurance policy covering directors and officers for claims that such directors and officers may otherwise be required to pay or for which the Company is required to indemnify them, subject to certain exclusions.

         As of the date of this Proxy Statement, there is no pending litigation or proceeding involving a director, officer, employee or other agent of the Company as to which indemnification is being sought, nor is the Company aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 which require them to file reports with respect to their ownership of the Common Stock and their transactions in such Common Stock. Based solely on a review of the copies of such reports furnished to the Company, or written representations that no Form 5s were required, Vista Medical believes that, during the period from January 1, 1999 through December 31, 1999, all reporting requirements under Section 16(a) were met in a timely manner by its directors, executive officers and greater than ten percent beneficial owners.


                 STOCKHOLDER PROPOSALS FOR 2000 PROXY STATEMENT

         Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2001 Annual Meeting must be received no later than December 31, 2000, in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                                  ANNUAL REPORT

         A copy of the Annual Report of the Company for the 1999 Fiscal Year has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

         THE COMPANY FILED AN ANNUAL REPORT ON FORM 10-K WITH THE SECURITIES AND EXCHANGE COMMISSION ON OR ABOUT MARCH 29, 2000. STOCKHOLDERS MAY OBTAIN A COPY OF THIS REPORT, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS, WITHOUT CHARGE, BY WRITING TO ROBERT J. DE VAERE, CHIEF FINANCIAL OFFICER AND VICE PRESIDENT OF FINANCE AND ADMINISTRATION OF THE COMPANY, AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES LOCATED AT 5451 AVENIDA ENCINAS, SUITE A, CARLSBAD, CALIFORNIA 92008.


                                  OTHER MATTERS

         The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

                                           THE BOARD OF DIRECTORS OF VISTA
                                           MEDICAL TECHNOLOGIES, INC.

Dated: April 28, 2000

                                                                   ATTACHMENT A

                        VISTA MEDICAL TECHNOLOGIES, INC.

                              AMENDED AND RESTATED
                          EMPLOYEE STOCK PURCHASE PLAN


I.       PURPOSE OF THE PLAN

         This Employee Stock Purchase Plan is intended to promote the interests of Vista Medical Technologies, Inc., a Delaware corporation, by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll-deduction based employee stock purchase plan designed to qualify under Section 423 of the Code.

         Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

II.      ADMINISTRATION OF THE PLAN

         The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

III.     STOCK SUBJECT TO PLAN

         A. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed Four Hundred Thousand (400,000) shares.

         B. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan,
(ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

IV.      OFFERING PERIODS

         A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

         B. The initial offering period shall commence as of the Effective Date of the Plan and shall continue until March 31, 1999. Thereafter, each successive offering period shall be of 24 months duration. The next offering period shall commence on the first business day in April 1999, and subsequent offering periods shall commence as designated by the Plan Administrator. Notwithstanding the above, the Plan Administrator may shorten the duration of any offering period to less than twenty-four (24) months provided that such action is taken prior to the start date of such offering period.

         C. Each offering period shall be comprised of a series of one or more successive Purchase Intervals. Purchase Intervals shall run from the first business day in April each year to the last business day in September of the same year and from the first business day in October each year to the last business day in March of the following year. Accordingly, the first Purchase Interval in effect under the initial offering period shall commence at the Effective Time and terminate on the last business day in September 1997.

         D. Should the Fair Market Value per share of Common Stock on any Purchase Date within an offering period be less than the Fair Market Value per share of Common Stock on the start date of that offering period, then that offering period shall automatically terminate immediately after the purchase of shares of Common Stock on such Purchase Date, and a new offering period shall commence on the next business day following such Purchase Date. The new offering period shall have a duration of twenty four (24) months, unless a shorter duration is established by the Plan Administrator within five (5) business days following the start date of that offering period.

V.       ELIGIBILITY

         A. Each individual who is an Eligible Employee on the start date of any offering period under the Plan may enter that offering period on such start date or on any subsequent Semi-Annual Entry Date within that offering period, provided he or she remains an Eligible Employee.

         B. Each individual who first becomes an Eligible Employee after the start date of an offering period may enter that offering period on any subsequent Semi-Annual Entry Date within that offering period on which he or she is an Eligible Employee.

         C. The date an individual enters an offering period shall be designated his or her Entry Date for purposes of that offering period.

         D. To participate in the Plan for a particular offering period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) on or before his or her scheduled Entry Date.

VI.      PAYROLL DEDUCTIONS

         A. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock during an offering period may be any multiple of one percent (1%) of the Base Salary paid to the Participant during each Purchase Interval within that offering period, up to a maximum of ten percent (10%). The deduction rate so authorized shall continue in effect throughout the offering period, except to the extent such rate is changed in accordance with the following guidelines:

                  (i) The Participant may, at any time during the offering period, reduce his or her rate of payroll deduction to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per Purchase Interval.

                  (ii) The Participant may, prior to the commencement of any new Purchase Interval within the offering period, increase the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed the ten percent (10%) maximum) shall become effective on the start date of the first Purchase Interval following the filing of such form.

         B. Payroll deductions shall begin on the first pay day following the Participant's Entry Date into the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period. The amounts so collected shall be credited to the Participant's book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

         C. Payroll deductions shall automatically cease upon the termination of the Participant's purchase right in accordance with the provisions of the Plan.

         D. The Participant's acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant's acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different offering period.

VII.     PURCHASE RIGHTS

         A. GRANT OF PURCHASE RIGHT. A Participant shall be granted a separate purchase right for each offering period in which he or she participates. The purchase right shall be granted on the Participant's Entry Date into the offering period and shall provide the Participant with the right to purchase shares of Common Stock, in a series of successive installments over the remainder of such offering period, upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

         Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

         B. EXERCISE OF THE PURCHASE RIGHT. Each purchase right shall be automatically exercised in installments on each successive Purchase Date within the offering period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant (other than Participants whose payroll deductions have previously been refunded pursuant to the Termination of Purchase Right provisions below) on each such Purchase Date. The purchase shall be effected by applying the Participant's payroll deductions for the Purchase Interval ending on such Purchase Date to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.

         C. PURCHASE PRICE. The purchase price per share at which Common Stock will be purchased on the Participant's behalf on each Purchase Date within the offering period shall not be less than eighty-five percent (85%) of the LOWER of
(i) the Fair Market Value per share of Common Stock on the Participant's Entry Date into that offering period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

         D. NUMBER OF PURCHASABLE SHARES. The number of shares of Common Stock purchasable by a Participant on each Purchase Date during the offering period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Interval ending with that Purchase Date by the purchase price in effect for the Participant for that Purchase Date.

         E. EXCESS PAYROLL DEDUCTIONS. Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable by the Participant on the Purchase Date shall be promptly refunded.

         F. TERMINATION OF PURCHASE RIGHT. The following provisions shall govern the termination of outstanding purchase rights:

                  (i) A Participant may, at any time prior to the next scheduled Purchase Date in the offering period, terminate his or her outstanding purchase right by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to the terminated purchase right. Any payroll deductions collected during the Purchase Interval in which such termination occurs shall, at the Participant's election, be immediately refunded or held for the purchase of shares on the next Purchase Date. If no such election is made at the time such purchase right is terminated, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.

                  (ii) The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the offering period for which the terminated purchase right was granted. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before his or her scheduled Entry Date into that offering period.

                  (iii) Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant's payroll deductions for the Purchase Interval in which the purchase right so terminates shall be immediately refunded. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the last business day of the Purchase Interval in which such leave commences, to (a) withdraw all the payroll deductions collected to date on his or her behalf for that Purchase Interval or (b) have such funds held for the purchase of shares on his or her behalf on the next scheduled Purchase Date. In no event, however, shall any further payroll deductions be collected on the Participant's behalf during such leave. Upon the Participant's return to active service, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to his or her return.

         G. CORPORATE TRANSACTION. Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Corporate Transaction, by applying the payroll deductions of each Participant for the Purchase Interval in which such Corporate Transaction occurs to the purchase of whole shares of Common Stock at a purchase price per share not less than eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the Participant's Entry Date into the offering period in which such Corporate Transaction occurs or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Corporate Transaction. However, the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase.

         H. The Corporation shall use its best efforts to provide at least ten
(10)-days prior written notice of the occurrence of any Corporate Transaction, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Corporate Transaction.

         I. PRORATION OF PURCHASE RIGHTS. Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

         J. ASSIGNABILITY. The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

         K. STOCKHOLDER RIGHTS. A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant's behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

VIII.    ACCRUAL LIMITATIONS

         A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

         B. For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:

                  (i) The right to acquire Common Stock under each outstanding purchase right shall accrue in a series of installments on each successive Purchase Date during the offering period on which such right remains outstanding.

                  (ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

         C. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the payroll deductions which the Participant made during that Purchase Interval with respect to such purchase right shall be promptly refunded.

         D. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

IX.      EFFECTIVE DATE AND TERM OF THE PLAN

         A. The Plan shall become effective at the Effective Time, PROVIDED no purchase rights granted under the Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until (i) the Plan shall have been approved by the stockholders of the Corporation and (ii) the Corporation shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation. In the event such stockholder approval is not obtained, or such compliance is not effected, within twelve (12) months after the date on which the Plan is adopted by the Board, the

Plan shall terminate and have no further force or effect, and all sums collected from Participants during the initial offering period hereunder shall be refunded.

         B. Unless sooner terminated by the Board, the Plan shall terminate upon the EARLIEST of (i) the last business day in March 2007, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Corporate Transaction. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

X.       AMENDMENT OF THE PLAN

         The Board may alter, amend, suspend or discontinue the Plan at any time to become effective immediately following the close of any Purchase Interval. However, the Board may not, without the approval of the Corporation's stockholders, (i) materially increase the number of shares of Common Stock issuable under the Plan or the maximum number of shares purchasable per Participant on any one Purchase Date, except for permissible adjustments in the event of certain changes in the Corporation's capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan or (iii) materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan.

XI.      GENERAL PROVISIONS

         A. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation.

         B. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's employment at any time for any reason, with or without cause.

         C. The provisions of the Plan shall be governed by the laws of the State of Delaware without resort to that State's conflict-of-laws rules.

                                   SCHEDULE A

                          CORPORATIONS PARTICIPATING IN
                          EMPLOYEE STOCK PURCHASE PLAN
                            AS OF THE EFFECTIVE TIME


                        Vista Medical Technologies, Inc.





















                                  Schedule A-1

                                    APPENDIX


         The following definitions shall be in effect under the Plan:

         A. BASE SALARY shall mean the (i) regular base salary paid to a Participant by one or more Participating Companies during such individual's period of participation in one or more offering periods under the Plan plus (ii) any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. The following items of compensation shall NOT be included in Base Salary: (i) all overtime payments, bonuses, commissions (other than those functioning as base salary equivalents), profit-sharing distributions and other incentive-type payments and (ii) any and all contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Participant's behalf by the Corporation or any Corporate Affiliate under any employee benefit or welfare plan now or hereafter established.

         B. BOARD shall mean the Corporation's Board of Directors.

         C. CODE shall mean the Internal Revenue Code of 1986, as amended.

         D. COMMON STOCK shall mean the Corporation's common stock.

         E. CORPORATE AFFILIATE shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), whether now existing or subsequently established.

         F. CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

                  (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

                  (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation.

         G. CORPORATION shall mean Vista Medical Technologies, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Vista Medical Technologies, Inc. which shall by appropriate action adopt the Plan.

         H. EFFECTIVE TIME shall mean the time at which the Underwriting Agreement is executed and finally priced. Any Corporate Affiliate which becomes a Participating Corporation after such Effective Time shall designate a subsequent Effective Time with respect to its employee-Participants.


                                   Appendix-1

         I. ELIGIBLE EMPLOYEE shall mean any person who is employed by a Participating Corporation on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Code Section 3401(a).

         J. ENTRY DATE shall mean the date an Eligible Employee first commences participation in the offering period in effect under the Plan. The earliest Entry Date under the Plan shall be the Effective Time.

         K. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                  (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  (iii) For purposes of the initial offering period which begins at the Effective Time, the Fair Market Value shall be deemed to be equal to the price per share at which the Common Stock is sold in the initial public offering pursuant to the Underwriting Agreement.

         L. 1933 ACT shall mean the Securities Act of 1933, as amended.

         M. PARTICIPANT shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

         N. PARTICIPATING CORPORATION shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Corporations in the Plan as of the Effective Time are listed in attached Schedule A.

         O. PLAN shall mean the Corporation's Employee Stock Purchase Plan, as set forth in this document.

         P. PLAN ADMINISTRATOR shall mean the committee of two (2) or more Board members appointed by the Board to administer the Plan.


                                   Appendix-2

         Q. PURCHASE DATE shall mean the last business day of each Purchase Interval. The initial Purchase Date shall be the last business day in September 1997.

         R. PURCHASE INTERVAL shall mean each successive six (6)-month period within the offering period at the end of which there shall be purchased shares of Common Stock on behalf of each Participant.

         S. SEMI-ANNUAL ENTRY DATE shall mean the first business day in April and October each year on which an Eligible Employee may first enter an offering period.

         T. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

         U. UNDERWRITING AGREEMENT shall mean the agreement between the Corporation and the underwriter or underwriters managing the initial public offering of the Common Stock.






                                   Appendix-3

                                   DETACH HERE




                                      PROXY


                        VISTA MEDICAL TECHNOLOGIES, INC.


               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints John R. Lyon and Robert J. De Vaere jointly and severally, as proxies, with full power of substitution and resubstitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Vista Medical Technologies, Inc. to be held on Friday, June 9, 2000, or at any postponements or adjournments thereof, as specified on this proxy, and to vote in his discretion on such other business as may properly come before the meeting and any adjournments thereof.


       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

---------------                                                  ---------------
  SEE REVERSE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
     SIDE                                                              SIDE
---------------                                                  ---------------

                                                             THIS IS YOUR PROXY.
                                                         YOUR VOTE IS IMPORTANT.


Vista Medical Technologies, Inc. develops, manufactures and markets proprietary visualization and information systems that enable minimally invasive surgical solutions in general surgical, heart, head, neck and spine and other selected microsurgical procedures.










                                   DETACH HERE


       /X/      PLEASE MARK
                VOTES AS IN
                THIS EXAMPLE.


1.       Election of Directors.
       Nominees:  Olav B. Bergheim and Daniel J. Holland will     2.  Approval of Amendment to Employee Stock Purchase Plan.
       stand for election to the Board for terms to expire in              FOR               AGAINST              ABSTAIN
       2003.                                                               / /                 / /                  / /

/ /      FOR                  / /      WITHHELD
         ALL                           FROM ALL                   3.  Ratification and Appointment of  Ernst & Young LLP as
       NOMINEES                        NOMINEES                       Independent Auditors.
                                                                           FOR               AGAINST              ABSTAIN
                                                                           / /                 / /                  / /


/ /    ___________________________                                UNLESS OTHERWISE SPECIFIED BY THE
       For all nominees except                                    UNDERSIGNED, THIS PROXY WILL BE VOTED
       as noted above                                             FOR PROPOSALS 1, 2 AND 3 AND WILL BE
                                                                  VOTED BY THE PROXYHOLDERS AT THEIR
                                                                  DISCRETION AS TO ANY OTHER MATTERS
                                                                  PROPERLY TRANSACTED AT THE MEETING OR
                                                                  ANY ADJOURNMENTS THEREOF. TO VOTE IN
                                                                  ACCORDANCE WITH THE BOARD OF DIRECTORS'
                                                                  RECOMMENDATIONS JUST SIGN BELOW, NO
                                                                  BOXES NEED BE CHECKED.

                                                                  MARK HERE IF YOU PLAN TO ATTEND THE MEETING      / /


                                                                  MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    / /

                                                                  Please sign exactly as name appears
                                                                  hereon. If signing as attorney,
                                                                  executor, administrator, trustee or
                                                                  guardian, please give full title as
                                                                  such, and, if signing for a corporation,
                                                                  give your title. When shares are in the
                                                                  names of more than one person, each
                                                                  should sign.

Signature:               Date:                                    Signature:             Date:
          --------------      ---------                                     ------------      ---------
